Exhibit 10.3

 Sale and Purchase Agreement for Goods

Dated: August 25, 2015

Between:	Bradley Schoengood

1015 Spanish River Road

	Boca Raton, FL 33432	(“Seller”)

And:	Medical Lasers Manufacturer, Inc.

4400 Route 9 South, Suite 1000

	Freehold, NY 07726	(“Buyer”)

1.          Buyer hereby purchases from Seller and Seller hereby sells to Buyer hand-held laser devices (collectively referred to as the “Units”), specifically identified as follows:

Infrared Model TTML-810200           10 Units

Green Model TTML-532500               10 Units

2.          The Purchase price for the Units will be 10,000 shares of the Series B Convertible Preferred Stock of Medifirst Solutions, Inc. (“Medifirst”) valued at $ 50,000 (“Shares”). The Shares will be registered in the name of Seller in book entry form only. Buyer will have the option to pay Seller $50,000 in cash at any time prior to the exercise of Seller’s conversion rights under the Shares. In the event of such cash payment by Buyer, Seller agrees to execute all instruments reasonably necessary surrender the Shares to Medifirst.

3.          Seller will deliver the Units to Buyer within 7 days of the date of this Agreement. Seller will be responsible for payment of all delivery charges. Upon delivery of the Units to Buyer, Buyer will provide satisfactory written evidence to Seller that the Shares have been registered in the name of Seller.

4.          Seller disclaims any warranty of merchantability or fitness for a particular purpose in connection with Buyer’s purchase of the Units under this Agreement.

5.          This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, if any.

6.          No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by parties hereto.

7.          This Agreement contains all of the understandings and agreements of the parties hereto with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

8.          This Agreement shall be construed in accordance with the laws of the State of New Jersey and any proceeding or actions arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Monmouth County, New Jersey.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

Seller:	Buyer :

Bradley Schoengood	Medical Lasers Manufacturer, Inc.

By:	By: